UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 28, 2017

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

As previously disclosed, on January 4, 2017 (the “Petition Date”), Bonanza Creek Energy, Inc. (“Bonanza Creek”, the “Company” or “we” and, following the Effective Date (as defined below), “Reorganized Bonanza Creek”) and all of Bonanza Creek’s subsidiaries (the “Subsidiaries” and, together with Bonanza Creek, the “Debtors”; the Debtors, solely following the Effective Date, the “Reorganized Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On April 7, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 6, 2017 (the “Plan”).

On April 28, 2017 (the “Effective Date”), the Plan became effective in accordance with its terms and the Reorganized Debtors emerged from bankruptcy.

The descriptions of the Plan and the Confirmation Order in this Current Report on Form 8-K (this “Report”) are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, which are incorporated herein as Exhibit 2.1 and Exhibit 2.2, respectively, to this Report, by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2017.

All capitalized terms used herein but not otherwise defined in this Report have the meanings set forth in the Plan.

Item 1.01 Entry Into a Material Definitive Agreement

Exit RBL Facility

Pursuant to the Plan, holders of allowed claims on account of the RBL Credit Facility received their pro rata share of an amended and restated reserve-based revolving credit facility (the “Exit RBL Facility”) entered into on the Effective Date in an aggregate original commitment amount of approximately $191.7 million, of which the entire amount is currently undrawn and available. The Exit RBL Facility will mature on March 31, 2021. KeyBank National Association (“KeyBank”) is acting as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender thereunder.

The initial borrowing base in respect of the Exit RBL Facility is approximately $191.7 million and there are no scheduled borrowing base redeterminations until April 1, 2018 (the “Borrowing Base Holiday”).

Borrowings under the Exit RBL Facility will bear interest at a per annum rate equal to, at the option of Reorganized Bonanza Creek, either (i) a London interbank offered rate, subject to a 0% LIBOR floor plus a margin of 3.00% to 4.00%, based on the utilization of the Exit RBL Facility (the “Eurodollar Rate”) or (ii) a fluctuating interest rate per annum equal to the rate of interest publicly announced by KeyBank, as its reference rate plus a margin of 2.00% to 3.00%, based on the utilization of the Exit RBL Facility (the “Reference Rate”). Interest on borrowings that bear interest at the Eurodollar Rate shall be payable on the last day of the applicable interest period selected by Reorganized Bonanza Creek, which shall be one, two, three or six months, and interest on borrowings that bear interest at the Reference Rate shall be payable quarterly in arrears commencing on June 30, 2017.

The Exit RBL Facility is guaranteed by all wholly owned domestic subsidiaries of Reorganized Bonanza Creek, and is secured by first priority security interests on substantially all assets of each Reorganized Debtor, subject to customary exceptions.

Reorganized Bonanza Creek has the right to prepay advances under the Exit RBL Facility at any time and from time to time in whole or in part without premium or penalty, upon written notice, except that any prepayment of advances that bear interest at the Eurodollar Rate other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the lenders under the Exit RBL Facility resulting therefrom.

The Exit RBL Facility contains customary representations and affirmative covenants.

The Exit RBL Facility also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) liens, (ii) indebtedness, guarantees and other obligations, (iii) restrictions in agreements on liens and distributions, (iv) mergers or consolidations, (v) asset sales, (vi) restricted payments, (vii) investments, (viii) affiliate transactions, (ix) sale and leaseback transactions, (x) change of business, (xi) foreign operations or subsidiaries, (xii) name changes, (xiii) use of proceeds; letters of credit, (xiv) gas imbalances, take-or-pay or other prepayments, (xv) hedging transactions, (xvi) additional subsidiaries, (xvii) changes in fiscal year or fiscal quarter, (xviii) operating leases, (xix) prepayments of certain debt and other obligations, (xx) environmental matters, (xxi) marketing activities and (xxii) sales or discounts of receivables.

The Reorganized Debtors are subject to certain financial covenants under the Exit RBL Facility, including, without limitation, (i) beginning with the testing period ending September 30, 2017 and tested on the last day of each fiscal quarter, a maximum ratio of Reorganized Bonanza Creek’s consolidated indebtedness (subject to certain exclusions) to adjusted EBITDAX of 3.50 to 1.00, (ii) beginning with the testing period ending September 30, 2017 and tested on the last day of each fiscal quarter, a minimum ratio of adjusted EBITDAX to adjusted interest expense of 2.50 to 1.00 and (iii) beginning with the fiscal quarter ending September 30, 2017 and tested on the last day of each fiscal quarter, a minimum ratio of current assets to current liabilities of 1.00 to 1.00. Additionally, solely for the fiscal quarters ending September 30, 2017 and December 31, 2017, Reorganized Bonanza Creek is subject to minimum asset coverage ratio of 1.35 to 1.00; provided that a violation of the asset coverage ratio shall not constitute an event of default under the Exit RBL Facility, but shall instead trigger the conclusion of the Borrowing Base Holiday and permit the Administrative Agent and the holders of at least 66 2/3% of the aggregate credit exposure under the Exit RBL Facility at such time to redetermine the borrowing base.

The Exit RBL Facility contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal when due and non-payment of interest and fees within three business days of when due, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross-events of default to indebtedness of at least $5,000,000, (v) bankruptcy or insolvency proceedings relating to Reorganized Bonanza Creek or any of its subsidiaries, (vi) unpaid judgments in excess of $5,000,000, (vii) ERISA events, (viii) a change of control or (ix) any material provision of any loan document shall cease to be in full force and effect or valid, binding, or enforceable.

The description of the Exit RBL Facility is qualified in its entirety by reference to the full text of the Exit RBL Facility, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Warrant Agreement

On the Effective Date, by operation of the Plan, Reorganized Bonanza Creek entered into a Warrant Agreement (the “Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc., which provides for Reorganized Bonanza Creek’s issuance of up to an aggregate of 1,650,510 warrants to purchase New Common Stock (as defined below) to former holders of Existing Equity Interests (as defined in the Plan) on the Effective Date (the “Warrants”) in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement.

The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on April 28, 2020. The Warrants are initially exercisable for one share of the Company’s common stock, par value $0.01 per share (the “New Common Stock”), per Warrant at an initial exercise price of $71.23 per Warrant (the “Exercise Price”).

No Rights as Stockholders. Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of Reorganized Bonanza Creek’s directors or any other matter, or to exercise any rights whatsoever as Reorganized Bonanza Creek’s stockholders unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

Adjustments. The number of shares of New Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) the issuance of shares of New Common Stock as a dividend or distribution to all or substantially all holders of shares of New Common Stock, or a subdivision or combination of New Common Stock; (2) the issuance to all or substantially all holders of New Common Stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of announcement of such issuance to purchase shares of New Common Stock at a price per share that is less than the average of the Trading Day Closing Sale Prices (as defined in the Warrant Agreement) of New Common Stock for the ten consecutive Trading Day (as defined in the Warrant Agreement) period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; and (3) the issuance as a dividend or distribution to all or substantially all holders of New Common Stock of (i) shares of Reorganized Bonanza Creek’s Capital Stock (as defined in the Warrant Agreement) (other than New Common Stock), (ii) evidences of Reorganized Bonanza Creek’s indebtedness, (iii) other assets or property of Reorganized Bonanza Creek, (iv) rights, options or warrants to purchase Reorganized Bonanza Creek’s securities or (v) cash (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or related to a Reorganization (as defined below)).

Deemed Liquidation Event. All Warrants outstanding as of the close of business on the Trading Day immediately preceding the day on which a Deemed Liquidation Event (as defined in the Warrant Agreement) occurs (the “Automatic Exercise Time”) shall be deemed exercised upon the occurrence of such Deemed Liquidation Event and settled as set forth in the Warrant Agreement. Each person in whose name any shares of New Common Stock are issued as a result of an automatic exercise triggered by a Deemed Liquidation Event shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

Reorganization Event. Upon the occurrence of (i) any recapitalization, reclassification or change of the New Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving Reorganized Bonanza Creek, (iii) any sale, lease or other transfer to a third party of the consolidated assets of Reorganized Bonanza Creek and Reorganized Bonanza Creek’s subsidiaries substantially as an entirety, or (iv) any statutory share exchange, other than a Deemed Liquidation Event (a “Reorganization”), in each case, as a result of which the New Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets, each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of New Common Stock equal to the Net Share Amount (as defined below) immediately prior to such Reorganization would have owned or been entitled to receive in connection with such Reorganization.

Net Share Settlement. The Warrants will be net share settled, meaning that a holder of Warrants shall be entitled to exercise the Warrant such that no payment will be required in connection with such exercise. Upon settlement, Reorganized Bonanza Creek shall deliver, without any payment therefor, a number of shares of New Common Stock (the “Net Share Amount”) equal to (i)(a) the number of Warrants being exercised, multiplied by (b) the Warrant Share Number (as defined in the Warrant Agreement) as of the exercise date, multiplied by (ii)(a) the Fair Market Value (as defined in the Warrant Agreement) of one share of New Common Stock as of the exercise date, minus (b) the Exercise Price as of the exercise date, divided by (iii) the Fair Market Value of one share of New Common Stock as of the exercise date.

This summary of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

Equity Interests

On the Effective Date, in accordance with the Plan, each share of the Company’s common stock outstanding prior to the Effective Date, including all options and warrants to purchase such common stock, was cancelled.

Debt Securities and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	5¾% senior notes due 2023 issued in the aggregate principal amount of $300,000,000 pursuant to that certain indenture dated July 18, 2014, by and among Bonanza Creek, Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time;

•	6¾% senior notes due 2021 issued in the aggregate principal amount of $500,000,000 pursuant to that certain indenture, dated as of April 9, 2013, by and among Bonanza Creek, each of the guarantors party thereto, Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time;

On the Effective Date, as provided by the Plan, the following credit agreement was amended and restated in its entirety:

•	Credit Agreement dated as of March 29, 2011, as amended, restated, supplemented or otherwise modified from time to time, among Bonanza Creek, as borrower, KeyBank, as administrative agent, and the lenders party thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Exit RBL Facility set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On the Effective Date, Reorganized Bonanza Creek issued an aggregate of (i) 19,543,211 shares of New Common Stock to holders of the Unsecured Notes and (ii) 803,083 shares of New Common Stock to certain existing stockholders of Reorganized Bonanza Creek as of the Effective Date. Additionally, Reorganized Bonanza Creek issued an aggregate of 1,650,510 Warrants at an initial exercise price of $71.23 (subject to adjustments pursuant to the terms of the Warrants) to certain existing stockholders, in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement.

Of the 20,346,294 shares of New Common Stock issued in the Effective Date,

•	9,471,833 shares of New Common Stock were issued pro rata to holders of the Unsecured Notes;

•	446,788 shares of New Common Stock were issued pro rata to certain existing stockholders;

•	9,501,300 shares of New Common Stock were issued to participants in the rights offering extended by the Company to holders of Unsecured Notes at a per share purchase price of $21.05, for an aggregate purchase price of approximately $200,002,365;

•	570,078 shares of New Common Stock were issued to the certain supporting holders (the “Backstop Parties”) in exchange for the Backstop Parties’ commitment to purchase unsubscribed shares pursuant to that certain backstop commitment agreement entered into among the Company and the Backstop Parties; and

•	356,295 shares of New Common Stock were issued pursuant to that certain equity commitment settlement agreement with members of that certain ad hoc committee of equity security holders formed in connection with the Chapter 11 Cases.

On the Effective Date, Reorganized Bonanza Creek reserved an additional (i) 1,650,510 shares of New Common Stock for issuance upon the potential exercise of the Warrants, (ii) 2,467,430 shares of New Common Stock for issuance under the LTIP and (iii) 10,000 shares of New Common Stock in a disputed claims reserve account.

The New Common Stock and the Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 1145 of the Bankruptcy Code.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth in the Explanatory Note and in Items 1.01, 1.02 and 3.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

The information set forth in the Explanatory Note and in Items 1.01, 1.02, 3.02 and 5.02 of this Report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: James A. Watt, Kevin A. Neveu and Gregory P. Raih.

Pursuant to the Plan, Reorganized Bonanza Creek’s new board of directors, consisting of the following persons, was appointed as of the Effective Date:

1.       Paul Keglevic

Paul Keglevic is a senior executive and trusted business advisor with a strong track record of performance serving the utility industry and two Big 5 accounting firms, with deep expertise in finance and accounting, restructuring, risk management, shared services, regulatory testimony, and process improvement. Mr. Keglevic has been at Energy Future Holdings Corp. since 2008, serving as Chief Executive Officer of TCEH since October 2016, Chief Restructuring Officer since December 2013, Executive Vice President, Chief Financial Officer from 2008 to September 2016, President of EFH Corporate Services from 2010 to 2016 and Chief Risk Officer from 2008 to 2016.

Prior to Energy Future Holdings Corp., Mr. Keglevic worked for over 25 years at Arthur Andersen and for six years at PricewaterhouseCoopers (PWC). Mr. Keglevic serves on the Board of Directors of Energy Future Intermediate Holdings, EFIH Finance Inc., Stellus Capital Management LLC and the Dallas Chamber of Commerce (not-for-profit). Mr. Keglevic received a Bachelor’s Degree in Accounting from Northern Illinois University.

2.       Thomas B. Tyree, Jr.

Thomas B. Tyree, Jr. served as President, Chief Financial Officer and Member of the Board of Managers of Vantage Energy from 2006 to 2016. Prior to Vantage Energy, Mr. Tyree served as Chief Financial Officer of Bill Barrett Corporation, a Managing Director in the Investment Banking Division at Goldman, Sachs & Co. and an Associate in the Corporate Finance division at Bankers Trust Company. Mr. Tyree received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.A. at Colgate University.

3.       Jack E. Vaughn

Jack E. Vaughn is the Chairman and Chief Executive Officer of Peak Exploration and Production, LLC, where he is responsible for executive management of all operational activity, including drilling, completion, and facility construction in all operating areas, as well as all gas and crude oil transportation and marketing, regulatory and environmental compliance activities. Mr. Vaughn serves on the Board of Directors of Saddle Butte Pipeline II, LLC and was the co-founder and a member of the Board of Directors of Momentum Midstream, LLC from 2007 to 2011. In addition, Mr. Vaughn has held several senior management positions at energy companies in the United States, including Peak Energy Resources, Inc., EnerVest Management Partners, LP and Emerald Gas Operating Company. Mr. Vaughn received his B.S. – Petroleum Engineering from the University of Texas at Austin.

4.       Scott D. Vogel

Scott D. Vogel was a Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 to 2016. Previously, Mr. Vogel worked at MFP Investors, investing in special situations and turnaround opportunities. Prior to MFP Investors, he was an investment banker at Chase Securities. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University.

Mr. Vogel serves on the Board of Directors of Key Energy Services, Arch Coal and other companies, and previously on numerous Board of Directors and ad hoc creditor and equity committees throughout his career. Mr. Vogel is a member of the Olin Alumni Board of Washington University, a member of the Advisory Board of Grameen America, and a former member of New Leadership Council of Make-A-Wish Foundation of Metro New York.

5.       Jeffrey E. Wojahn

Mr. Wojahn served as Executive Vice President of EnCana Corporation from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He currently serves as a Strategic Advisory Board member for Morgan Stanley Energy Partners.

6.       Brian Steck

Brian Steck is a Partner, Senior Analyst at Mangrove Partners. Mr. Steck joined Mangrove Partners in June 2011. Through early 2011, Mr. Steck managed The Laurel Capital Group, LLC, the general partner of a hedge fund he founded in 2009. From 2006 until 2008, Mr. Steck was Head of US Equities at Tisbury Capital where he built and managed a team focused on event- and fundamentally-driven investment opportunities. From 2000 until 2005, Mr. Steck was a partner at K Capital where he focused on European and U.S. opportunities that included special situations, merger arbitrage, deep value and shareholder activism. Prior to K Capital, Mr. Steck spent 10 years at UBS and its predecessors Swiss Bank Corporation and O’Connor & Associates, where he focused on equity derivative trading and risk management, built equity derivative and event-driven client businesses and was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck received a Bachelor’s of Science, with highest honors, from University of Illinois at Urbana Champaign.

7.       Richard Carty

Mr. Carty was named President and Chief Executive Officer in November, 2014. He has over 24 years of experience in global capital markets and finance with investment management mandates including energy, commodities, and engineering. He served as Chairman of the Board of Directors of Bonanza Creek since December 2010, when he led a major recapitalization of Bonanza Creek on behalf of West Face Capital (USA) Corp, an affiliate of West Face Capital, where he served as President from 2009 until 2013. Prior to that period, Mr. Carty was Managing Director of Morgan Stanley Principal Strategies where he was responsible for investing the bank’s capital in proprietary investment mandates in public corporate securities and private securities. Mr. Carty led investment teams that ran Morgan Stanley’s value arbitrage strategies, special situations investments, strategic private investments, and global quantitative strategies. Prior to Mr. Carty's 14 years at Morgan Stanley, he was a partner at Gordon Capital Corp, a Toronto-based investment and merchant bank, where he worked for five years.

Committees of the Directors

The standing committees of the new board of directors will consist of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Environmental, Health, Safety and Regulatory Compliance and Reserves Committee.

•	The Board has appointed Messrs. Keglevic, Tyree and Vogel as members of the Audit Committee. Mr. Keglevic has been appointed Chairman of the Audit Committee;

•	The Board has appointed Messrs. Vogel, Tyree and Wojahn as members of the Compensation Committee. Mr. Vogel has been appointed Chairman of the Compensation Committee;

•	The Board has appointed Messrs. Steck, Keglevic and Vaughn as members of the Nominating and Corporate Governance Committee. Mr. Steck has been appointed Chairman of the Nominating and Corporate Governance Committee;

•	The Board has appointed Messrs. Wojahn, Carty and Steck as members of the Environmental, Health, Safety and Regulatory Compliance and Reserves Committee. Mr. Wojahn has been appointed Chairman of the Environmental, Health, Safety and Regulatory Compliance and Reserves Committee.

Indemnification of Directors and Executive Officers

As of the Effective Date, Reorganized Bonanza Creek entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require Reorganized Bonanza Creek to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Reorganized Bonanza Creek, and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Reorganized Bonanza Creek may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.7 to this Report. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

2017 Long Term Incentive Plan

On the Effective Date, pursuant to the operation of the Plan, the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “LTIP”) became effective.

Our employees and those of our subsidiaries, members of our board who are not employees, and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are eligible to receive awards under the LTIP.

The LTIP permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, cash awards and other stock-based awards, any of which may be further designated as performance awards

The LTIP will be administered by the board or a committee of the board pursuant to its terms and all applicable state, federal or other rules or laws, provided that such committee will consist of “outside directors” with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The maximum number of New Common Stock available for issuance under the LTIP is 2,467,430. If any award granted under the LTIP is surrendered, forfeited, or otherwise lapses or expires, the shares subject to such award will again be available for issuance under the LTIP.

In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the board as to the number and kind of shares subject to an award granted under the LTIP and the number of shares available for issuance under the LTIP.

In the event of a “change in control” (as defined in the LTIP), each outstanding award will be deemed to have vested and will become exercisable to the extent so provided in the applicable award agreement; provided that the board may elect to accelerate the vesting of, or cancel, or take any other action with respect to any outstanding award as it deems appropriate in its sole discretion. However, if the board elects to cancel any outstanding stock-based award, the holder of such award will receive, in consideration of such cancellation, an amount of cash or marketable securities with a value that is not less than such award’s “intrinsic value” (as defined in the LTIP).

This summary of the LTIP is qualified in its entirety by reference to the full text of the LTIP, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Emergence Awards

On the Effective Date, Reorganized Bonanza Creek’s new board of directors approved grants of awards (the “Emergence Awards”) of restricted stock units (the “RSUs”) and non-qualified stock options (the “Options”) with respect to New Common Stock to Reorganized Bonanza Creek’s employees under the LTIP. The Emergence Awards are scheduled to vest annually in three equal installments on each of the first three anniversaries of the Effective Date. The Options have a per share exercise price of $34.36. Reorganized Bonanza Creek’s named executive officers were granted Emergence Awards in the following amounts:

Named Executive Officer	Options	RSUs
Richard J. Carty President and Chief Executive Officer	137,814	137,814
Scott Fenoglio Senior Vice President, Finance and Planning	24,382	24,382
Wade E. Jaques Vice President and Chief Accounting Officer	7,209	7,209
Ramon “Curt” Moore Senior Vice President, Land	24,382	24,382

Each of the named executive officers participates in Reorganized Bonanza Creek’s Third Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”), pursuant to which the vesting of the executive’s Emergence Awards will fully accelerate on termination of his employment by Reorganized Bonanza Creek without “Cause,” by him for “Good Reason,” or due to his death or “Disability” (as such terms are defined in the CIC Severance Plan).

An aggregate of 69,975 shares available for issuance under the LTIP are reserved for grants to a Chief Operating Officer, with 50% of such shares to be granted in the form of Options, and the remaining 50% of such shares to be granted in the form of RSUs. If at the first anniversary of the Effective Date Reorganized Bonanza Creek has not hired a Chief Operating Officer, new grants representing a value (as determined on such first anniversary) equal to the value of the reserve for the Chief Operating Officer (as determined on the Effective Date) will be made to all or any portion of the employees of Reorganized Bonanza Creek as determined by the Compensation Committee of the board of directors, in its discretion. The new grants will be in the form of Options and/or RSUs, in each case with one-half vesting at each of the second and third anniversaries of the Effective Date.

The foregoing descriptions of the Emergence Awards are qualified in their entirety by reference to the full text of the Form of Restricted Stock Unit Agreement and the Form of Non-Qualified Stock Option Agreement, which are filed as Exhibits 10.4 and 10.5, respectively, hereto, and in each case are incorporated by reference herein.

Third Amended and Restated Change in Control and Severance Plan

On the Effective Date, the Company’s pre-emergence board of directors approved the CIC Severance Plan, which in accordance with the Plan amended the Company’s Second Amended and Restated Change in Control and Severance Plan to provide that:

•	the restructuring transactions effected in connection with the Plan and any associated organizational changes that occurred prior to the Effective Date will not constitute a “Change in Control” (as defined in the CIC Severance Plan) or serve as a basis to trigger benefits under the CIC Severance Plan; and

•	the CIC Severance Plan may not be amended or modified in any manner that would impair vesting (including accelerated vesting) of the Emergence Grants.

This summary of the CIC Severance Plan is qualified in its entirety by reference to the full text of the CIC Severance Plan, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 9.01 Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1	Order Confirming Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code on April 7, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on April 7, 2017).

Exhibit No.	Description
2.2	Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on April 7, 2017).
4.1*	Form of Warrant Certificate (included in Exhibit 10.2).
10.1*	Amended and Restated Credit Agreement dated as of April 28, 2017, among Bonanza Creek Energy, Inc., as borrower, the lenders party thereto and KeyBank National Association, as administrative agent and as issuing lender.
10.2*	Warrant Agreement dated as of April 28, 2017, among Bonanza Creek Energy, Inc. and Broadridge Investor Communication Solutions, Inc. as warrant agent.
10.3*	Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.4*	Form of Restricted Stock Unit Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.5*	Form of Non-Qualified Stock Option Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.6*	Bonanza Creek Energy, Inc. Third Amended and Restated Executive Change in Control and Severance Plan.
10.7*	Form of Indemnification Agreement between Bonanza Creek Energy, Inc. and the directors and executive officers of Bonanza Creek Energy, Inc.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: April 28, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Order Confirming Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code on April 7, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on April 7, 2017).
2.2	Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on April 7, 2017).
4.1*	Form of Warrant Certificate (included in Exhibit 10.2).
10.1*	Amended and Restated Credit Agreement dated as of April 28, 2017, among Bonanza Creek Energy, Inc., as borrower, the lenders party thereto and KeyBank National Association, as administrative agent and as issuing lender.
10.2*	Warrant Agreement dated as of April 28, 2017, among Bonanza Creek Energy, Inc. and Broadridge Investor Communication Solutions, Inc. as warrant agent.
10.3*	Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.4*	Form of Restricted Stock Unit Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.5*	Form of Non-Qualified Stock Option Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.6*	Bonanza Creek Energy, Inc. Third Amended and Restated Executive Change in Control and Severance Plan.
10.7*	Form of Indemnification Agreement between Bonanza Creek Energy, Inc. and the directors and executive officers of Bonanza Creek Energy, Inc.

*	Filed herewith.